July 29, 1998


                                    Cathy Fowler, 303-858-3405
                                    Steve Lang, 303-858-3406

                        MediaOne Group Operating Cash Flow Increases 24 Percent

   -- MediaOne Group Completes Major Strategic Moves, Becomes a Standalone
      Company, Transfers Directory Business, Sells Domestic Wireless Interests and Refinances Debt - All in the Second Quarter --

 -- Company continues to roll out new services over cable networks in the U.S.
    and abroad; International wireless continues strong growth --

ENGLEWOOD, Colo. -- MediaOne Group (NYSE: UMG) today reported its eleventh straight quarter of double-digit growth in proportionate operating cash flow. During the quarter, the company completed several major strategic moves, including the split of U S WEST, the transfer of its directory business to the new U S WEST, the sale of its domestic wireless interests and the refinancing of debt. In the midst of these significant changes, operating results remained solid.
For the second quarter, MediaOne Group reported - on a proportionate basis:

A 24 percent increase in operating cash flow from continuing operations, to $479 million. The company's operating cash flow for the same operations in 1997 was $386 million. (Numbers are normalized to exclude domestic directory and wireless operations that are no longer part of MediaOne Group. Numbers also reflect normalization for acquisitions and dispositions.)

A 12 percent increase in revenue from continuing operations, to $1.7 billion. MediaOne Group's equivalent revenue for 1997 was $1.5 billion. (Numbers are normalized to exclude domestic directory and wireless operations that are no longer part of MediaOne Group. Numbers also reflect normalization for acquisitions and dispositions.)

Because MediaOne Group operates numerous joint ventures, the company uses proportionate accounting to reflect its share of operating revenues and expenses associated with these operations.

"This quarter we completed our most significant strategic moves to date. Our vision is coming to life. We are an independent company focused squarely on two lines of business: domestic and international broadband, and international wireless," Chairman and CEO Chuck Lillis said. "We've completed our financing and achieved our goal of investment grade credit with all three major credit rating agencies," Lillis said. "All this as we continue to roll out broadband services to customers around the world and add international wireless customers at a phenomenal rate." Since the end of the first quarter, the company completed the following strategic moves:

MediaOne Group and U S WEST Communications Group completed the separation into two separate companies June 12. The split included the $4.75 billion transfer of U S WEST Dex to U S WEST. The transfer included $3.9 billion in debt reduction for MediaOne Group, and $850 million in a tax-free distribution of new U S WEST stock to MediaOne shareholders, adding $1.38 of value to each MediaOne Group share upon the separation. The split resulted in a one-time, $24.5-billion gain, which was offset by the distribution of shares in the new U S WEST to holders of USW and UMG at fair market value.

MediaOne Group completed the merger of its domestic wireless business into AirTouch Communications April 6. MediaOne Group received more than 59 million shares of AirTouch common stock, about $1.6 billion of AirTouch dividend-bearing preferred stock, and about $1.4 billion in debt reduction in exchange for its domestic wireless interests. The deal was valued at $5.9 billion at closing, but was worth more than $6.6 billion, as of July 28.

The company finalized its high-speed data joint venture with Time Warner and Advance/Newhouse, including an investment by Microsoft and Compaq totaling $425 million. MediaOne owns a nearly 35 percent interest in the venture through direct ownership and its ownership in Time Warner Entertainment.

MediaOne Group also completed its $6 billion financing efforts and achieved the goal of investment-grade credit with all three major credit rating agencies. On July 13, the company announced its plan to monetize up to $1.5 billion of AirTouch common stock through convertible notes. Proceeds will be used to pay down short-term debt and for other general corporate purposes.

All this while achieving solid operating performance in the U.S. and abroad:


MediaOne

In the U.S., total broadband cable revenue was up 9 percent for the quarter and nearly 10 percent for the year. MediaOne, the company's domestic broadband business, now has nearly 5 million customers while passing more than 8.4 million homes. The company continues to deploy advanced video services across the country.

In May, MediaOne announced the rollout of digital cable in Detroit. Some 52,000 homes have access to 23 new multiplex premium channels and 40 digital Music Choice channels for an additional $9.95 a month. This means customers who add digital service to their existing cable service have access to more than 170 channels.

MediaOne launched telephone service over broadband hybrid-fiber coax (HFC) networks in Los Angeles, following an introduction earlier this year in Atlanta. The company has plans to introduce the service in the Northeast later this year. The number of high-speed data customers grew from 31,000 last quarter to nearly 41,000 in the second quarter.

       MediaOne Multimedia Ventures

For the quarter, Time Warner Entertainment's normalized earnings before interest, taxes, depreciation and amortization increased almost 13 percent to $811 million. MediaOne Group's proportionate share of that was $207 million. TWE's total revenue increased nearly 8 percent to nearly $2.9 billion. MediaOne Group's proportionate share of the revenue was $728 million.

Time Warner Entertainment's cable operations, which are equally managed by MediaOne Group and Time Warner, reported core cable revenue of more than $1 billion for the quarter, an increase of nearly 8 percent on a normalized basis. That's consistent with the strong performance of MediaOne's core cable revenue which grew by 8 percent.

High-speed data customers at TWE totaled 50,000. Combined with MediaOne's nearly 41,000 customers, the nation's largest high-speed Internet service, Roadrunner, ended the second quarter with more than 90,000 customers.

 MediaOne International
      (numbers are normalized for 1997 dispositions)

MediaOne International grew proportionate operating cash flow by $44 million to $56 million, a 367 percent increase over last year's $12 million. Proportionate revenues totaled $361 million, a 36 percent increase over the second quarter of last year. At the venture level, our international businesses serve nearly 5.4 million customers. Those customers have signed up for more than 6 million services, including nearly 2 million cable accounts, more than 1 million phone lines, and more than 3 million wireless accounts. This is an increase of more than 43 percent compared to the same quarter last year.

At a venture level, the Central European wireless ventures increased customer counts by 79 percent from 905,000 at the end of second quarter 1997 to 1.62 million at the end of June 1998. Revenue was up more than 29 percent over the same quarter last year, to $106 million for the quarter. And in July, the company's wireless venture in Poland, Era GSM, reached the half-million customer mark less than two years after the company's launch, making it the largest wireless company in Central Europe.

One 2 One continues to be one of the fastest growing wireless companies in the United Kingdom, nearly doubling the number of subscribers since second quarter 1997. The company, which was operating cash flow positive in the second quarter, now has 1.36 million customers at the venture level. Revenue was $139 million, up almost 60 percent over second quarter 1997.

International   cable  operations  are  also  producing  solid  results.   Those
operations are now providing cable TV services to nearly two million customers in Europe and Asia.

Telewest in the UK serves about a million telephone customers over its networks. And, through its joint ventures in The Netherlands, Belgium, Japan and Czech Republic, MediaOne International is providing broadband HFC-based telephone service to nearly 20,000 customers.

NOTE: "Continuing operations" include those businesses (other than U S WEST Dex) historically aligned with UMG stock, including domestic cable and broadband, international wireless and consolidated international cable and broadband. Also included in continuing operations is a $3.9 billion pre-tax gain from completion of the AirTouch merger. Discontinued operations include results from the former U S WEST Communications and U S WEST Dex until the June 12 separation, and the gain of $24.5 billion recognized on the separation transaction.

MediaOne Group (NYSE: UMG) is one of the world's largest broadband communications companies, bringing the power of broadband and the Internet to more than seven million customers in the United States, Europe and Asia. The company also has interests in some of the fastest-growing wireless communications businesses outside the U.S., serving more than three million customers. For 1997, the businesses now part of MediaOne Group produced $6.6 billion in proportionate revenue.

[Safe Harbor statement: This document contains statements about expected future events and financial results that are forward-looking and subject to risk and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation
Reform Act of 1995. Discussion of factors that may affect future results is contained in our recent filings with the Securities and Exchange Commission.]

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NOTE: This release and the financial statements will be available on our website after 7:30 a.m. (MDT): www.mediaonegroup.com
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